Rule 424(b)(3)Form F6 File #:
333141889
Effective
February 13,
2008, Videsh
Sanchar Nigam
Limited changed
its name to Tata
Communications
Limited.

EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
  represents onehalf of one deposited
  Share)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES
FACE VALUE 10 RUPEES EACH OF
VIDESH SANCHAR NIGAM LIMITED
(INCORPORATED UNDER THE LAWS
OF THE REPUBLIC OF INDIA)
            The Bank of New York, as
depositary (hereinafter called the
Depositary), hereby certifies that
____________________________________
_______
____________________________________
________, or registered assigns IS THE
OWNER OF
_____________________________
AMERICAN DEPOSITARY SHARES
representing deposited ordinary shares
(herein called Shares) of Videsh Sanchar
Nigam Limited, incorporated under the laws of the Republic of India (herein called the Company). At the date hereof, each American Depositary Share represents onehalf of one Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal Mumbai, India office of ICICI
Limited (herein called the Custodian).  The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at One Wall
Street, New York, N.Y. 10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286

1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit agreement,
dated as of August 7, 2000 (herein called the
Deposit Agreement), by and among the
Company, the Depositary, and all Owners
and Beneficial Owners from time to time of
Receipts issued thereunder, each of whom by
accepting a Receipt agrees to become a party
thereto and become bound by all the terms
and conditions thereof.  The Deposit
Agreement sets forth the rights of Owners
and Beneficial Owners of the Receipts and
the rights and duties of the Depositary in
respect of the Shares deposited thereunder
and any and all other securities, property and
cash from time to time received in respect of
such Shares and held thereunder (such
Shares, securities, property, and cash are
herein called Deposited Securities).  Copies
of the Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the terms and conditions of the Companys Memorandum and Articles of Association and applicable Indian law, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited
Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by (a) such Owners option either (i) bookentry transfer of Shares in the bookentry system in India to an account designated by such Owner or an account designated by a person designated by such Owner, if feasible or (ii) delivery of certificates for Shares in the name of the Owner hereof or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer, if feasible and (b) delivery of any other securities, property and cash to which such Owner is then entitled in respect of this Receipt. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate
Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.


3.	TRANSFERS, SPLITUPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing the same aggregate number of American
Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, splitup, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the
Custodian, or Registrar may require payment from the depositor of the Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto
(including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any reasonable regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3.
      The delivery of Receipts against
deposit of Shares generally or against
deposit of particular Shares may be
suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding
Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence.
Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.
Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares which would be required to be registered under the provisions of the Securities Act of 1933 for the public offer and sale thereof in the United States unless a registration statement is in effect as to such Shares for such offer and sale.

4.	LIABILITY OF OWNER OR
BENEFICIAL OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner or Beneficial Owner hereof to the
Depositary.  The Depositary may refuse to
effect any transfer of this Receipt or any
withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by such Receipt until such
payment is made, and may withhold any
dividends or other distributions, or may sell
for the account of the Owner or Beneficial
Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner or
Beneficial Owner hereof shall remain liable
for any deficiency.
5.	WARRANTIES ON DEPOSIT OF
SHARES.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant that
such Shares and each certificate therefor are
validly issued, fully paid, nonassessable, and
free of any preemptive rights of the holders
of outstanding Shares and that the person
making such deposit is duly authorized so to
do.  Every such person shall also be deemed
to represent that such Shares are not, and
American Depositary Shares representing
such Shares would not be, Restricted
Securities.  Such representations and
warranties shall survive the deposit of Shares
and delivery of Receipts.
6.	FILING PROOFS, CERTIFICATES,
AND OTHER INFORMATION.
      Any person presenting Shares for
deposit or any Owner or Beneficial Owner of
a Receipt may be required from time to time
to file with the Depositary or the Custodian
such proof of citizenship or residence,
exchange control approval, or such
information relating to the registration on the
books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary may deem
necessary or proper.  The Depositary may
withhold the delivery or registration of
transfer of any Receipt or the distribution of
any dividend or sale or distribution of rights
or of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary that
any necessary approval has been granted by
any governmental body in India which is
then performing the function of the
regulation of currency exchange.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and outofpocket
charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement) or by Owners, whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares
(or portion thereof) for the execution and delivery of Receipts pursuant to
Section 2.03, 4.03 or 4.04 of the Deposit
Agreement and the surrender of Receipts
pursuant to Section 2.05 or 6.02 of the
Deposit Agreement, (6) (to the extent
permitted by the rules of any stock exchange on which American Depositary Shares are listed for trading) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to Sections 4.01 through 4.04 of the Deposit Agreement and (7) a fee for the distribution of securities pursuant to
Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American
Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners and (8) any other charges payable by the Depositary, any of the Depositarys agents, including the Custodian, or the agents of the Depositarys agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit
Agreement and shall be collected at the sole discretion of the Depositary by billing such Owners for such charge or by deducing such charge from one or more cash dividends or other cash distributions).
      The Depositary, subject to Article 8
hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.


8.	PRERELEASE OF RECEIPTS.
      Unless requested by the Company in
writing to cease doing so, the Depositary
may, notwithstanding Section 2.03 of the
Deposit Agreement, execute and deliver
Receipts prior to the receipt of Shares
pursuant to Section 2.02 of the Deposit
Agreement (a PreRelease).  The Depositary
may, pursuant to Section 2.05 of the Deposit
Agreement, deliver Shares upon the receipt
and cancellation of Receipts which have
been PreReleased, whether or not such
cancellation is prior to the termination of
such PreRelease or the Depositary knows
that such Receipt has been PreReleased.  The
Depositary may receive Receipts in lieu of
Shares in satisfaction of a PreRelease.  Each
PreRelease will be (a) preceded or
accompanied by a written representation
from the person to whom Receipts or Shares
are to be delivered that such person, or its
customer, owns the Shares or Receipts to be
remitted, as the case may be, (b) at all times
fully collateralized with cash or such other
collateral as the Depositary deems
appropriate, (c) terminable by the Depositary
on not more than five (5) business days
notice, and (d) subject to such further
indemnities and credit regulations as the
Depositary deems appropriate.  The number
of Shares represented by American
Depositary Shares which are outstanding at
any time as a result of PreReleases will not
normally exceed thirty percent (30%) of the
Shares deposited under the Deposit
Agreement provided, however, that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems appropriate.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Beneficial
Owner of this Receipt by accepting or
holding the same consents and agrees, that
title to this Receipt when properly endorsed
or accompanied by proper instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument under the laws of New York
provided, however, that the Depositary,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement or for all other
purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual or facsimile
signature of a duly authorized signatory of
the Depositary and, if a Registrar for the
Receipts shall have been appointed,
countersigned by the manual of a duly
authorized officer of the Registrar.
11.	REPORTS INSPECTION OF
TRANSFER BOOKS.
      The Company is subject to the
periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, files certain reports with the
Commission.  Such reports and
communications will be available for
inspection and copying by Owners and
Beneficial Owners at the public reference
facilities maintained by the Commission
located at 450 Fifth Street, N.W.,
Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also
send to Owners of Receipts copies of such
reports when furnished by the Company
pursuant to the Deposit Agreement.
      The Depositary will keep books, at
its Corporate Trust Office, for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities, the Depositary
will, if at the time of receipt thereof any
amounts received in a foreign currency can
in the judgment of the Depositary be
converted on a reasonable basis into United
States dollars transferable to the United
States, and subject to the Deposit
Agreement, convert such dividend or
distribution into dollars and will distribute
the amount thus received (net of the fees and
expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the
Deposit Agreement) to the Owners of
Receipts entitled thereto provided, however,
that in the event that the Company or the
Depositary is required to withhold and does
withhold from any cash dividend or other
cash distribution in respect of any Deposited
Securities an amount on account of taxes, the
amount distributed to the Owners of the
Receipts evidencing American Depositary
Shares representing such Deposited
Securities shall be reduced accordingly.
      Subject to the provisions of
Section 4.11 and 5.09 of the Deposit
Agreement, whenever the Depositary
receives any distribution other than a
distribution described in Section 4.01, 4.03
or 4.04 of the Deposit Agreement, the
Depositary will cause the securities or
property received by it to be distributed to
the Owners entitled thereto, in any manner
that the Depositary may deem equitable and
practicable for accomplishing such
distribution provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for
any other reason the Depositary deems such
distribution not to be feasible, the Depositary
may, after consultation with the Company,
adopt such method as it may deem equitable
and practicable for the purpose of effecting
such distribution, including, but not limited
to, the public or private sale of the securities
or property thus received, or any part
thereof, and the net proceeds of any such
sale (net of the fees and expenses of the
Depositary as provided in Article 7 hereof
and Section 5.09 of the Deposit Agreement)
will be distributed by the Depositary to the
Owners of Receipts entitled thereto all in the
manner and subject to the conditions
described in Section 4.01 of the Deposit
Agreement.
      If any distribution consists of a
dividend in, or free distribution of, Shares,
the Depositary may, and upon the written
request of the Company shall, distribute to
the Owners of outstanding Receipts entitled
thereto, additional Receipts evidencing an
aggregate number of American Depositary
Shares representing the amount of Shares
received as such dividend or free distribution
subject to the terms and conditions of the
Deposit Agreement with respect to the
deposit of Shares and the issuance of
American Depositary Shares evidenced by
Receipts, including the withholding of any
tax or other governmental charge as
provided in Section 4.11 of the Deposit
Agreement and the payment of the fees and
expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the
Deposit Agreement.  In lieu of delivering
Receipts for fractional American Depositary
Shares in any such case, the Depositary will
sell the amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject to
the conditions described in Section 4.01 of
the Deposit Agreement.  If additional
Receipts are not so distributed, each
American Depositary Share shall thenceforth
also represent the additional Shares
distributed upon the Deposited Securities
represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary is
obligated to withhold, the Depositary may by
public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto.
13.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary, after
consultation with the Company, shall have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if the
Depositary determines in its reasonable
judgment that it is not lawful and feasible to
either make such rights available to any
Owners or dispose of such rights and make
the net proceeds available to such Owners,
then the Depositary shall allow the rights to
lapse.  If at the time of the offering of any
rights the Depositary determines in its
discretion that it is lawful and feasible to
make such rights available to all or certain
Owners but not to other Owners, the
Depositary may distribute to any Owner to
whom it determines the distribution to be
lawful and feasible, in proportion to the
number of American Depositary Shares held
by such Owner, warrants or other
instruments therefor in such form as it deems
appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner hereunder,
the Depositary will make such rights
available to such Owner upon written notice
from the Company to the Depositary that
(a) the Company has elected in its sole
discretion to permit such rights to be
exercised and (b) such Owner has executed
such documents as the Company has
determined in its sole discretion are
reasonably required under applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees and expenses of the Depositary and
any other charges as set forth in such
warrants or other instruments, the Depositary
shall, on behalf of such Owner, exercise the
rights and purchase the Shares, and the
Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the Deposit
Agreement, execute and deliver Receipts to
such Owner provided, however, that in the
case of a distribution pursuant to the
preceding paragraph, such deposit shall be
made, and depositary shares shall be
delivered, under  depositary arrangements
which provide for issuance of depositary
receipts subject to the appropriate
restrictions on sale, deposit, cancellation,
and transfer under applicable United States
laws.
      If the Depositary determines in its
discretion that it is not lawful and feasible to
make such rights available to all or certain
Owners, it may sell the rights, warrants or
other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasiblely make such
rights available, and allocate the net
proceeds of such sales (net of the fees and
expenses of the Depositary as provided in
Section 5.09 of the Deposit Agreement and
all taxes and governmental charges payable
in connection with such rights and subject to
the terms and conditions of the Deposit
Agreement) for the account of such Owners
otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any Receipt or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to all Owners or are registered
under the provisions of such Act provided,
that nothing in this Deposit Agreement shall
create any obligation on the part of the
Company to file a registration statement with
respect to such rights or underlying
securities or to endeavor to have such a
registration statement declared effective.  If
an Owner of Receipts requests the
distribution of warrants or other instruments,
notwithstanding that there has been no such
registration under such Act, the Depositary
shall not effect such distribution unless it has
received an opinion from recognized counsel
in the United States for the Company upon
which the Depositary may rely that such
distribution to such Owner is exempt from
such registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
14.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency, by
way of dividends or other distributions or the
net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the reasonable judgment of
the Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall, as promptly as practicable,
convert or cause to be converted, by sale or
in any other manner that it may determine,
such foreign currency into Dollars, and such
Dollars shall be distributed to the Owners
entitled thereto or, if the Depositary shall
have distributed any warrants or other
instruments which entitle the holders thereof
to such Dollars, then to the holders of such
warrants and/or instruments upon surrender
thereof for cancellation.  Such distribution
may be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of
any Receipt or otherwise and shall be net of
any expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.09 of the Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any governmental or regulatory authority,
the Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary or the
Custodian is not convertible on a reasonable
basis into Dollars transferable to the United
States, or if any approval or license of any
governmental or regulatory authority which
is required for such conversion is denied or
in the opinion of the Depositary is not
obtainable, or if any such approval or license
is not obtained within a reasonable period as
determined by the Depositary, the
Depositary may distribute the foreign
currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or
in its discretion may hold such foreign
currency uninvested and without liability for
interest thereon for the respective accounts
of, the Owners entitled to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever the Depositary shall receive notice
of any meeting of holders of Shares or other
Deposited Securities, or whenever for any
reason the Depositary causes a change in the
number of Shares that are represented by
each American Depositary Share, or
whenever the Depositary shall find it
necessary or convenient, the Depositary shall
fix a record date (a) for the determination of
the Owners of Receipts who shall be
(i) entitled to receive such dividend,
distribution or rights or the net proceeds of
the sale thereof or (ii) entitled to give
instructions for the exercise of voting rights
at any such meeting, or (b) on or after which
each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Owners and Beneficial Owners shall
not be entitled to instruct the Depositary as
to voting any Deposited Securities.  Each
Owner and Beneficial Owner shall be
deemed, by acceptance of a Receipt or
acquisition of any beneficial interest therein,
to have authorized and directed the
Depositary to vote or cause to be voted, or to
grant a proxy or power of attorney to vote,
the Deposited Securities as set forth in this
Section 4.07.  Except as specifically set forth
in this Section 4.07, the Depositary shall not
vote or cause to be voted, or grant any proxy
or power of attorney to any person to vote,
any Deposited Securities.
      Whenever the Company gives notice
of a meeting of shareholders or whenever the
Company solicits any proxy or consent from
shareholders in lieu of a shareholders
meeting, provided that the Depositary has
received in each case an opinion of Indian
counsel in form and substance satisfactory to
the Depositary at the expense of the
Company to the effect that, under Indian
law, (i) the Deposit Agreement is valid,
binding and enforceable against the
Company and the Owners and Beneficial
Owners, including specifically, that the
voting arrangement set forth herein is valid,
binding and enforceable against the Owners
and Beneficial Owners, and (ii) the
Depositary will not be deemed to be
authorized to exercise any discretion when
voting or giving any proxy or consent in
accordance with this Section 4.07 and will
not be subject to any potential liability under
the laws of the Republic of India for losses
or claims arising from such voting or giving
any proxy or consent, the Depositary shall
vote or cause to be voted Deposited
Securities as directed in writing by a person
designated by the board of directors of the
Company, or give a proxy or power of
attorney to vote Deposited Securities to a
person designated by the board of directors
of the Company, at such meeting or in
respect of such solicitation.  If the
Depositary does not receive such an opinion
or a person designated by the board of
directors of the Company does not give such
directions, the Depositary shall not vote the
Deposited Securities.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, splitup,
consolidation, or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for or
in conversion of or in respect of Deposited
Securities shall be treated as new Deposited
Securities under the Deposit Agreement, and
American Depositary Shares shall
thenceforth represent, in addition to the
existing Deposited Securities, the right to
receive the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may execute and deliver
additional Receipts as in the case of a
dividend in Shares, or call for the surrender
of outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner or
Beneficial Owner of any Receipt, if by
reason of any provision of any present or
future law or regulation of the United States
or any other country, or of any other
governmental or regulatory authority, or by
reason of any provision, present or future, of
the Memorandum or Articles of Association
of the Company, or by reason of any
provision of any securities issued or
distributed by the Company, or any offering
or distribution thereof, or by reason of any
act of God or war or other circumstances
beyond its control, the Depositary or the
Company shall be prevented, delayed or
forbidden from or be subject to any civil or
criminal penalty on account of doing or
performing any act or thing which by the
terms of the Deposit Agreement or
Deposited Securities it is provided shall be
done or performed nor shall the Depositary
or the Company or any of their respective
directors, employees, agents or affiliates
incur any liability to any Owner or
Beneficial Owner of a Receipt by reason of
any nonperformance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Section 4.01, 4.02 or
4.03 of the Deposit Agreement, or an
offering or distribution pursuant to
Section 4.04 of the Deposit Agreement, such
distribution or offering may not be made
available to Owners of Receipts, and the
Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or Beneficial Owners of Receipts,
except that they agree to perform their
obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited Securities.
Neither the Depositary nor the Company
shall be under any obligation to appear in,
prosecute or defend any action, suit, or other
proceeding in respect of any Deposited
Securities or in respect of the Receipts on
behalf of any Owner, Beneficial Owner or
other person and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or Beneficial Owner
of a Receipt, or any other person believed by
it in good faith to be competent to give such
advice or information.  The Depositary shall
not be responsible for any failure to carry out
any instructions to vote any of the Deposited
Securities, or for the manner in which any
such vote is cast or the effect of any such
vote, provided that any such action or
nonaction is in good faith.  The Depositary
shall not be liable for any acts or omissions
made by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with a
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises, the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.  No
disclaimer of liability under the Securities
Act of 1933 is intended by any provision of
the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
      The Depositary may at any time
resign as Depositary hereunder by written
notice of its election so to do delivered to the
Company, such resignation to take effect
upon the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary may at any time
be removed by the Company by written
notice of such removal, effective upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.
Whenever the Depositary in its discretion
determines that it is in the best interest of the
Owners of Receipts to do so, it may appoint
a substitute or additional custodian or
custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of Owners or
Beneficial Owners of Receipts in any respect
which they may deem necessary or desirable.
Any amendment which shall impose or
increase any fees or charges (other than taxes
and other governmental charges, registration
fees and cable, telex or facsimile
transmission costs, delivery costs or other
such expenses), or which shall otherwise
prejudice any substantial existing right of
Owners of Receipts, shall, however, not
become effective as to outstanding Receipts
until the expiration of thirty days after notice
of such amendment shall have been given to
the Owners of outstanding Receipts.  Every
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt,
to consent and agree to such amendment and
to be bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby except in order to
comply with mandatory provisions of
applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary at any time at the
direction of the Company, shall terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 30 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding if at any time 90 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date of
termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary, (b)
payment of the fee of the Depositary for the
surrender of Receipts referred to in Section
2.05 of the Deposit Agreement, and (c)
payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights and other property as provided in the
Deposit Agreement, and shall continue to
deliver Deposited Securities, together with
any dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net proceeds.
After making such sale, the Depositary shall
be discharged from all obligations under the
Deposit Agreement, except to account for
such net proceeds and other cash (after
deducting, in each case, the fee of the
Depositary for the surrender of a Receipt,
any expenses for the account of the Owner
of such Receipt in accordance with the terms
and conditions of the Deposit Agreement,
and any applicable taxes or governmental
charges).  Upon the termination of the
Deposit Agreement, the Company shall be
discharged from all obligations under the
Deposit Agreement except for its obligations
to the Depositary with respect to
indemnification, charges, and expenses.
22.	SUBMISSION TO JURISDICTION
WAIVER OF IMMUNITIES.
      In the Deposit Agreement, the
Company has (i)   appointed State Bank of
India, New York Branch, 460 Park Avenue,
New York, New York 10022, in the State of
New York, as the Companys authorized
agent upon which process may be served in
any suit or proceeding arising out of or
relating to the Shares or Deposited
Securities, the American Depositary Shares,
the Receipts or this Agreement, (ii)
consented and submitted to the jurisdiction
of any state or federal court in the State of
New York in which any such suit or
proceeding may be instituted, and (iii)
agreed that service of process upon said
authorized agent shall be deemed in every
respect effective service of process upon the
Company in any such suit or proceeding.
      To the extent that the Company or
any of its properties, assets or revenues may
have or hereafter become entitled to, or have
attributed to it, any right of immunity, on the
grounds of sovereignty or otherwise, from
any legal action, suit or proceeding, from the
giving of any relief in any respect thereof,
from setoff or counterclaim, from the
jurisdiction of any court, from service of
process, from attachment upon or prior to
judgment, from attachment in aid of
execution or judgment, or other legal process
or proceeding for the giving of any relief or
for the enforcement of any judgment, in any
jurisdiction in which proceedings may at any
time be commenced, with respect to its
obligations, liabilities or any other matter
under or arising out of or in connection with
the Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
the Deposit Agreement, the Company, to the
fullest extent permitted by law, hereby
irrevocably and unconditionally waives, and
agrees not to plead or claim, any such
immunity and consents to such relief and
enforcement.
23.	MODIFIED RIGHTS SHARES.
      In the event that any Shares
deposited under the Deposit Agreement will,
for a limited period of time, entitle holders of
record thereof (recordholders) to rights
which may vary from the rights to which
recordholders of the Shares first deposited
thereunder may be entitled, the following
provisions shall apply:
            (a)	The term Standard
Rights Shares shall mean Shares which will
entitle their recordholders to the same rights
as recordholders of the Shares first deposited
under the Deposit Agreement.  The term
Modified Rights Shares shall mean those
Shares which will, for a limited period of
time, entitle their recordholders to rights
which may vary from the rights to which
recordholders of the Shares first deposited
thereunder may be entitled.
            (b)	Modified Rights
Shares deposited under the Deposit
Agreement shall be held by the Depositary
or Custodian in a segregated account
different from the account in which Standard
Rights Shares and any other Modified Rights
Shares which may entitle their recordholders
to rights which differ from the rights to
which recordholders of such Modified
Rights Shares deposited thereunder are held.
Modified Rights Shares which will entitle
their recordholders to identical rights are
referred to as a series of Modified Rights
Shares.
            (c)	Each series of
Modified Rights Shares shall be represented
by a class of American Depositary Shares
(Temporary ADSs) different from those
representing Standard Rights Shares
(Standard Rights ADSs) and any other series
of Modified Rights Shares.  Each such class
of Temporary ADSs shall be evidenced by a
class of Receipts (Temporary ADRs)
different from those evidencing Standard
Rights ADSs (Standard Rights ADRs) and
any other class of Temporary ADSs and
shall bear a legend with respect to their
status as Temporary ADRs.  Temporary
ADRs may also bear a legend setting forth
applicable restrictions on transfer, which
may differ from the restrictions applicable to
any other class of Receipts.
            (d)	Whenever a series of
Modified Rights Shares become Standard
Rights Shares, the Depositary shall cause the
Custodian to transfer such series of Modified
Rights Shares into the account in which
other Standard Rights Shares are held, the
class of Temporary ADSs representing such
Shares shall automatically convert into
Standard Rights ADSs and the Depositary
shall take such action as may be necessary to
effect such conversion.  At any time after
such conversion, the Owner of any
Temporary ADR of such class shall be
entitled, upon surrender thereof to the
Depositary, to receive a Standard Rights
ADR.
            (e)	Owners and
Beneficial Owners of Standard Rights ADSs
shall be entitled to rights under the Deposit
Agreement only with respect to Standard
Rights Shares.  Owners and Beneficial
Owners of Temporary ADSs of each class
shall be entitled to rights thereunder only
with respect to the series of Modified Rights
Shares represented thereby.
            (f)	All other provisions of
the Deposit Agreement shall apply to
Modified Rights Shares, Temporary ADSs
and Temporary ADRs subject to
Section 2.10 thereof.
24.	MEMORANDUM AND ARTICLES
OF ASSOCIATION.
      Notwithstanding any other provision
of the Deposit Agreement, each Owner and Beneficial Owner agrees to be bound by and subject to the Memorandum and Articles of Association of the Company to the same extent as if American Depositary Shares were the Shares represented thereby provided, however, that such provisions shall apply to such persons only to the extent feasible.
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